Exhibit 5.1

[       ], 2023

Healthpeak Properties, Inc.

4600 South Syracuse Street

Suite 500

Denver, Colorado 80237

Re:	Healthpeak Properties, Inc., a Maryland corporation (the “Company”) — Registration Statement on Form S-4, as amended (File No. 333-[ ]), initially filed with the United States Securities and Exchange Commission (the “Commission”) on December 15, 2023 (the “Registration Statement”)

Ladies and Gentlemen:

We have acted as Maryland corporate counsel to the Company in connection with the registration of up to [         ] shares (the “Shares”) of common stock, par value $1.00 per share (“Common Stock”), of the Company under the Securities Act of 1933, as amended (the “Act”), by the Company pursuant to the Registration Statement. The Shares are issuable in connection with the merger (the “Company Merger”) of Physicians Realty Trust, a Maryland real estate investment trust (“Physicians Realty Trust”), with and into Alpine Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of the Company (“Merger Sub”), with Merger Sub continuing as the surviving entity in the Company Merger, as contemplated by, and in accordance with the terms and conditions of, the Agreement and Plan of Merger, dated as of October 29, 2023 (the “Merger Agreement”), by and among the Company, Merger Sub, Alpine OP Sub, LLC, a Maryland limited liability company (“OP Merger Sub”), Physicians Realty Trust and Physicians Realty L.P., a Delaware limited partnership (“Physicians Realty OP”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement. You have requested our opinion with respect to the matters set forth below.

In our capacity as Maryland corporate counsel to the Company and for the purposes of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(i)	the corporate charter of the Company (the “Charter”), consisting of Articles of Incorporation filed with the State Department of Assessments and Taxation of Maryland (the “Department”) on December 13, 2022, Articles of Amendment and Restatement filed with the Department on February 9, 2023, and Articles of Amendment filed with the Department on February 9, 2023;

(ii)	the Amended and Restated Bylaws of the Company, dated as of February 10, 2023 (the “Bylaws”);

(iii)	resolutions adopted by the Board of Directors of the Company on or as of October 29, 2023 (the “Directors’ Resolutions”);

(iv)	the Merger Agreement;

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

[       ], 2023

(v)	the form of Articles of Amendment (the “Articles of Amendment”), in substantially the form attached as Annex D to the joint proxy statement/prospectus included in the Registration Statement, setting forth an amendment to the Charter to increase the number of authorized shares of Common Stock from 750,000,000 shares to 1,500,000,000 shares (the “Charter Amendment”), to be filed with the Department subsequent to the date hereof as contemplated by, and in accordance with the terms and conditions of, the Merger Agreement;

(vi)	the Registration Statement and the related form of joint proxy statement/prospectus included therein, in the form filed with the Commission pursuant to the Act;

(vii)	a certificate executed by one or more officers of the Company, dated as of a recent date (the “Officers’ Certificate”), to the effect that, among other things, the Charter, the Bylaws, the Directors’ Resolutions and the Merger Agreement are true, correct and complete and have not been rescinded or modified and are in full force and effect as of the date of the Officers’ Certificate, and certifying as to the manner of adoption or approval of the Directors’ Resolutions, the execution and delivery of the Merger Agreement and the form of the Articles of Amendment;

(viii)	a status certificate of the Department, dated as of a recent date, to the effect that the Company is duly incorporated and existing under the laws of the State of Maryland; and

(ix)	such other laws, records, documents, certificates, opinions and instruments as we have deemed necessary to render this opinion, subject to the limitations, assumptions and qualifications noted below.

In reaching the opinions set forth below, we have assumed the following:

(a)	each person executing any of the Documents on behalf of any party (other than the Company) is duly authorized to do so;

(b)	each natural person executing any of the Documents is legally competent to do so;

(c)	all of the Documents submitted to us as originals are authentic; the form and content of any Documents submitted to us as unexecuted drafts do not, and will not, differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered; any of the Documents submitted to us as certified, facsimile or photostatic copies conform to the original document; all signatures on all of the Documents are genuine; all public records reviewed or relied upon by us or on our behalf are true and complete; there has been no modification of, or amendment to, any of the Documents, and there has been no waiver of any provision of any of the Documents by action or omission of the parties or otherwise;

(d)	all certificates submitted to us, including, without limitation, the Officers’ Certificate, are true, correct and complete both when made and as of the date hereof;

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

[       ], 2023

(e)	all representations and warranties of the Company, Physicians Realty Trust, Merger Sub, OP Merger Sub and Physicians Realty OP made in, or pursuant to, the Merger Agreement (other than representations and warranties of the Company as to legal matters on which opinions are rendered herein) are true and correct;

(f)	the Merger Agreement has been duly authorized, executed and delivered by the parties thereto (other than the Company) and is the legal, valid and binding obligation of the parties thereto and is enforceable in accordance with its terms, and the Company Merger and the related actions and transactions contemplated by the Merger Agreement, including, without limitation, the issuance of the Shares, will be consummated, and the Company Merger will become effective, in the manner described in the Merger Agreement and the Registration Statement and in accordance with applicable law;

(g)	prior to the issuance of any of the Shares, the Charter Amendment and the issuance of the Shares will be duly approved by the requisite vote of the stockholders of the Company in accordance with the Merger Agreement and applicable law;

(h)	prior to the issuance of any of the Shares, the Articles of Amendment will be filed with, and accepted for record by, the Department;

(i)	none of the terms or conditions of any agreement, plan or instrument referred to in, or contemplated by, the Merger Agreement will violate any applicable law or will conflict with, or result in a breach or violation of, the Charter or Bylaws of the Company or any instrument or agreement to which the Company is a party or by which the Company is bound, or any order or decree of any court, administrative body or governmental body having jurisdiction over the Company; and

(j)	none of the Shares will be issued or transferred in violation of the provisions of Article V of the Charter relating to restrictions on ownership and transfer of stock or the provisions of Article V of the Charter relating to business combinations; and none of the Shares will be issued or transferred to an Interested Stockholder of the Company or any Affiliate thereof, as each term is defined in Subtitle 6 of Title 3 of the Maryland General Corporation Law.

Based on the foregoing, and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

1.	The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

2.	The issuance of the Shares has been duly authorized by all necessary corporate action on the part of the Company, and when such Shares are issued and delivered by the Company in accordance with the Directors’ Resolutions, the Registration Statement and the Merger Agreement, such Shares will be validly issued, fully paid and nonassessable.

BALLARD SPAHR LLP

Healthpeak Properties, Inc.

[       ], 2023

The foregoing opinion is limited to the laws of the State of Maryland, and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Maryland, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.

This opinion letter is issued as of the date hereof and is necessarily limited to laws now in effect and facts and circumstances presently existing and brought to our attention. We assume no obligation to supplement this opinion letter if any applicable laws change after the date hereof, or if we become aware of any facts or circumstances that now exist or that occur or arise in the future and may change the opinions expressed herein after the date hereof.

We consent to your filing this opinion as an exhibit to the Registration Statement and further consent to the filing of this opinion as an exhibit to the applications to securities commissioners for the various states of the United States for registration of the Shares. We also consent to the identification of our firm in the section of the Registration Statement entitled “Legal Matters”. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,